Exhibit 99.1

July 2, 2020

Consent of Performance Trust Capital Partners, LLC

Performance Trust Capital Partners, LLC hereby consents to the inclusion of our opinion letter to the board of directors of Pinnacle Bankshares Corporation as an Appendix to the joint proxy statement/prospectus that is part of the Registration Statement on Form S-4 (the “Registration Statement”) of Pinnacle Bankshares Corporation as filed with the Securities and Exchange Commission (the “SEC”), and to references of our firm and such opinion in such joint proxy statement/prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the SEC thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such joint proxy statement/prospectus within the meaning of the term “experts” as used in the Act or the Regulations.

Regards,

/s/ Performance Trust Capital Partners, LLC